Exhibit 99.1

Appleton Acquires European Provider of Secure Printing Services

(Appleton, Wis., December 23, 2003) Appleton, a leading U.S.-based manufacturer of carbonless, thermal, security, inkjet and performance packaging products, announced today that it has acquired  BemroseBooth, headquartered in Derby, (pronounced dar-bee) England. Appleton has acquired all the shares of Bemrose Group Limited. The total purchase price was approximately $60 million (approximately  £34 million).

BemroseBooth employs nearly 850 people at manufacturing sites in Derby, Hull and Teesside, England, and its 2003 sales revenue is expected to be approximately $100 million. The company is a leading UK provider of “mission critical” secure and specialized print services. BemroseBooth’s products include security printed vouchers and payment cards, mass transit and car parking tickets, variable data labelling, high-integrity mailing and niche publishing.

Doug Buth, Appleton’s chief executive officer, said the acquisition of BemroseBooth provides Appleton with immediate access to security product markets in the UK and Western Europe. “The company’s location, customer base, experienced management team, and market leadership positions make BemroseBooth a strong platform from which to grow our security business,” said Buth. He added that both companies will benefit from sharing security technologies and product development efforts.

Graham Bennington, chief executive officer of BemroseBooth, said the two companies share a common operating philosophy that focuses on customer service. “This acquisition is excellent news for our customers and employees and secures the long-term future of the business as part of an international group,” said Bennington.

The combined resources of Appleton and BemroseBooth create a significant provider of specialized and secure print products and integrated services. Buth said Appleton will provide the resources to enable BemroseBooth to accelerate its growth plans while continuing to operate independently.

About BemroseBooth

Bemrose was founded in 1826 by William Bemrose as a railway timetable manufacturer. Today’s BemroseBooth evolved from a management buyout in June 2000 when Bemrose Corporation sold its specialist print division to the management team backed by Lloyds TSB Development Capital (LDC) and Bank of Scotland. Customers include many of the UK’s biggest brands in retail, telecommunications, financial services and transportation.

About Appleton

Appleton creates product solutions through its development and use of coating formulations and applications and encapsulation technology. The Company produces carbonless, thermal, security, inkjet and performance packaging products. Appleton is headquartered in Appleton, Wisconsin, and has manufacturing operations in Wisconsin, Ohio and Pennsylvania, employs approximately 2,600 people, and is 100 percent employee-owned.

Contacts:

Bill Van Den Brandt

Appleton

Manager, Corporate Communications

920-991-8613

bvandenbrandt@appletonideas.com

www.appletonideas.com

Graham Bennington

Andy Blundell

BemroseBooth

BemroseBooth

Chief Executive Officer

Business Development Director

011-44-1332-294242

011-44-1332-294242

gbennington@bemrosebooth.com

ablundell@bemrosebooth.com

www.bemrosebooth.com

www.bemrosebooth.com

Notice regarding forward-looking statements

This news release contains forward-looking statements.  The words “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” or similar expressions are intended to identify forward-looking statements.  All statements in this news release other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated revenues, projected costs, prospects, plans and objectives of management and events or developments that Appleton expects or anticipates will occur, are forward-looking statements.  All forward-looking statements speak only as of the date on which they are made.  They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of Appleton’s control, that could cause actual results to differ materially from such statements.  These risks and uncertainties include, but are not limited to, the factors listed under the heading “Risk Factors” in Appleton’s annual report on Form 10-K for the fiscal year ended December 28, 2002, and such other factors as may be described from time to time in our filings with the Securities and Exchange Commission, which factors are incorporated herein by reference. Appleton disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

825 East Wisconsin Avenue

P.O. Box 359

Appleton, WI

54912-0359

920-734-9841

appletonideas.com